Exhibit 99.1

Ambarella, Inc. Announces Third Quarter Fiscal Year 2022 Financial Results

November 30, 2021 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an AI vision silicon company, today announced financial results for its third quarter of fiscal year 2022 ended October 31, 2021.

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Revenue for the third quarter of fiscal 2022 was $92.2 million, up 64% from $56.1 million in the same period in fiscal 2021. For the nine months ended October 31, 2021, revenue was $241.6 million, up 50% from $160.8 million for the nine months ended October 31, 2020.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2022 was 62.5%, compared with 62.0% for the same period in fiscal 2021. For the nine months ended October 31, 2021, GAAP gross margin was 62.4%, compared with 60.8% for the nine months ended October 31, 2020.

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GAAP net profit for the third quarter of fiscal 2022 was $0.8 million, or earnings per diluted ordinary share of $0.02, compared with GAAP net loss of $17.1 million, or loss per diluted ordinary share of $0.49, for the same period in fiscal 2021. GAAP net loss for the nine months ended October 31, 2021 was $17.2 million, or loss per diluted ordinary share of $0.47. This compares with GAAP net loss of $47.3 million, or loss per diluted ordinary share of $1.37, for the nine months ended October 31, 2020.

Financial results on a non-GAAP basis for the third quarter of fiscal 2022 are as follows:

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Gross margin on a non-GAAP basis for the third quarter of fiscal 2022 was 63.1%, compared with 62.7% for the same period in fiscal 2021. For the nine months ended October 31, 2021, non-GAAP gross margin was 62.9%, compared with 61.4% for the nine months ended October 31, 2020.

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Non-GAAP net income for the third quarter of fiscal 2022 was $22.2 million, or earnings per diluted ordinary share of $0.57. This compares with non-GAAP net income of $3.3 million, or earnings per diluted ordinary share of $0.09, for the same period in fiscal 2021. Non-GAAP net income for the nine months ended October 31, 2021 was $44.3 million, or earnings per diluted ordinary share of $1.15. This compares with non-GAAP net income of $6.7 million, or earnings per diluted ordinary share of $0.19, for the nine months ended October 31, 2020.

The acquisition of Oculii Corp. was completed on November 5, 2021 and its results of operation will be incorporated into Ambarella’s results beginning as of that date. Based on information available as of today, Ambarella is offering the following guidance for the fourth quarter of fiscal year 2022, ending January 31, 2022:

•	Revenue is expected to be between $88.5 million and $91.5 million.

•	Gross margin on a non-GAAP basis is expected to be between 63.0% and 64.0%.

•	Operating expenses on a non-GAAP basis are expected to be between $39.0 million and $41.0 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and acquisition related costs, adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the third quarter of fiscal 2022 was $457.8 million, compared with $449.2 million at the end of the prior quarter and $423.6 million at the end of the same quarter a year ago. On November 5th, the acquisition of Oculii closed and a net $307.5 million of cash was used to finance the transaction.

“Our transformation into a deep learning AIoT processing company took another leap forward with the acquisition of Oculii, a provider of advanced algorithms for high definition imaging radars. The radar perception market is incremental, but most importantly this transaction feeds into our long-term strategy to provide a more comprehensive AIoT processor to our customers,” said Fermi Wang, President and CEO. “I’m pleased with our progress in Q3, with positive operating leverage driving non-GAAP operating margins into the 20% range. Our operational execution remains strong, yet supply dynamics remain difficult to predict, as shortages of other companies’ components has become a more significant and gating factor to our results and outlook.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, John Young, Vice President, Finance and interim Principal Financial Officer and Principal Accounting Officer, and Louis Gerhardy, Corporate Development, to discuss the third quarter of fiscal year 2022 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human and computer vision applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving, and robotic applications. Ambarella’s low-power system-on-chips (SoCs) offer high-resolution video compression, advanced image processing, and powerful deep neural network processing to enable intelligent cameras to extract valuable data from high-resolution video streams. For more information, please visit www.ambarella.com

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” “should,” or similar expressions, including the guidance for the fourth quarter of fiscal year 2022 ending January 31, 2022, and the comments of our CEO relating to our ability to generate revenue in the radar perception market, our strategy of providing a more comprehensive AIoT processor, our operational performance, and supply-chain challenges faced by us. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with global health conditions and associated risk mitigation measures; global economic and political conditions, including possible trade tariffs and restrictions; supply chain challenges in the semiconductor industry; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for computer vision applications; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to effectively integrate businesses or technology that we acquire, including Oculii Corp., our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2021 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the third fiscal quarter ended October 31, 2021 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the third quarter of fiscal year 2022, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the fourth quarter of fiscal year 2022, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenue	$92,167	$56,090	$241,627	$160,848
Cost of revenue	34,541	21,298	90,817	63,078

Gross profit	57,626	34,792	150,810	97,770

Operating expenses:
Research and development	41,362	36,573	118,794	103,575
Selling, general and administrative	17,475	14,468	49,323	41,348

Total operating expenses	58,837	51,041	168,117	144,923
Loss from operations	(1,211)	(16,249)	(17,307)	(47,153)
Other income, net	407	673	1,218	3,231

Loss before income taxes	(804)	(15,576)	(16,089)	(43,922)
Provision (benefit) for income taxes	(1,560)	1,502	1,129	3,375

Net income (loss)	$756	$(17,078)	$(17,218)	$(47,297)

Net income (loss) per share attributable to ordinary shareholders:
Basic	$0.02	$(0.49)	$(0.47)	$(1.37)

Diluted	$0.02	$(0.49)	$(0.47)	$(1.37)

Weighted-average shares used to compute net income (loss) per share attributable to ordinary shareholders:
Basic	36,792,187	34,819,880	36,391,676	34,460,172

Diluted	39,046,274	34,819,880	36,391,676	34,460,172

The following tables present details of stock-based compensation and acquisition-related costs included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$391	$368	$1,073	$981
Research and development	13,725	11,496	36,444	31,402
Selling, general and administrative	7,937	7,113	22,750	19,024

Total stock-based compensation	$22,053	$18,977	$60,267	$51,407

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
	(unaudited, in thousands)
Acquisition-related costs:
Cost of revenue	$146	$—	$146	$—
Research and development	7	—	7	—
Selling, general and administrative	1,601	—	1,601	—

Total acquisition-related costs	$1,754	$—	$1,754	$—

The difference between GAAP and non-GAAP gross margin was 0.6% and 0.7%, or $0.5 million and $0.4 million, for the three months ended October 31, 2021 and October 31, 2020, respectively. The difference between GAAP and non-GAAP gross margin was 0.5% and 0.6%, or $1.2 million and $1.0 million, for the nine months ended October 31, 2021 and October 31, 2020, respectively. The differences were due to the effect of stock-based compensation and the amortization of acquisition-related costs.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
	(unaudited)
GAAP net income (loss)	$756	$(17,078)	$(17,218)	$(47,297)
Non-GAAP adjustments:
Stock-based compensation expense	22,053	18,977	60,267	51,407
Acquisition-related costs	1,754	—	1,754	—
Income tax effect	(2,357)	1,407	(526)	2,605

Non-GAAP net income	$22,206	$3,306	$44,277	$6,715

GAAP - diluted weighted average shares	39,046,274	34,819,880	36,391,676	34,460,172
Non-GAAP - diluted weighted average shares	39,046,274	35,801,017	38,390,832	35,469,263
GAAP - diluted net income (loss) per share	$0.02	$(0.49)	$(0.47)	$(1.37)
Non-GAAP adjustments:
Stock-based compensation expense	0.57	0.55	1.66	1.49
Acquisition-related costs	0.04	—	0.05	—
Income tax effect	(0.06)	0.04	(0.01)	0.08
Effect of Non-GAAP - diluted weighted average shares	—	(0.01)	(0.08)	(0.01)
Non-GAAP - diluted net income per share	$0.57	$0.09	$1.15	$0.19

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	October 31, 2021	January 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$457,760	$241,274
Marketable debt securities	—	199,434
Accounts receivable, net	44,776	24,974
Inventories	47,039	26,081
Restricted cash	10	10
Prepaid expenses and other current assets	5,789	5,531

Total current assets	555,374	497,304
Property and equipment, net	8,498	5,530
Deferred tax assets, non-current	11,467	10,914
Intangible assets, net	15,267	18,703
Operating lease right-of-use assets, net	11,958	9,659
Goodwill	26,601	26,601
Other non-current assets	4,190	4,569

Total assets	$633,355	$573,280

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	27,071	21,124
Accrued and other current liabilities	48,909	48,126
Operating lease liabilities, current	3,494	2,911
Income taxes payable	1,358	962
Deferred revenue, current	787	844

Total current liabilities	81,619	73,967
Operating lease liabilities, non-current	9,053	7,525
Other long-term liabilities	13,448	16,812

Total liabilities	104,120	98,304

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	17	16
Additional paid-in capital	420,153	347,458
Accumulated other comprehensive income	—	1,219
Retained earnings	109,065	126,283

Total shareholders’ equity	529,235	474,976

Total liabilities and shareholders’ equity	$633,355	$573,280

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com